UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Barings BDC, Inc.

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300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200
March [  ], 2020
Dear Stockholder:
You are cordially invited to attend Barings BDC Inc.’s 2020 Annual Meeting of Stockholders to be held on Thursday, April 30, 2020 at 8:00 a.m. (Eastern Time) at the offices of Barings LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202.
The notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.
It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.
Sincerely yours,
Eric Lloyd
Chief Executive Officer

BARINGS BDC, INC.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, April 30, 2020
To the Stockholders of
Barings BDC, Inc.:
The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Barings BDC, Inc. (the “Company”) will be held at the offices of Barings LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202, on Thursday, April 30, 2020 at 8:00 a.m. (Eastern Time) for the following purposes:
1.
To elect two Class II directors to serve for a three-year term and until their successors have been duly elected (Proposal No. 1);

2.
To approve a proposal to authorize the Company, pursuant to subsequent approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following such authorization) at a price below the Company’s then-current net asset value per share in one or more offerings, subject to certain limitations set forth in the Proxy Statement accompanying this Notice (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then-outstanding common stock immediately prior to each such offering) (Proposal No. 2); and

3.
To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on March 3, 2020. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
By order of the
Board of Directors,
Janice M. Bishop
Secretary
Charlotte, North Carolina
March [ ], 2020
This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

BARINGS BDC, INC.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200
Proxy Statement
2020 Annual Meeting of Stockholders
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Barings BDC, Inc. (the “Company,” “Barings BDC,” “we,” “us” or “our”) for use at our 2020 Annual Meeting of Stockholders to be held on Thursday, April 30, 2020 at 8:00 a.m. (Eastern Time) at the offices of Barings LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202, and at any adjournments thereof  (the “Annual Meeting”). The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2019 are first being sent to stockholders on or about March [  ], 2020.
We encourage you to vote your shares, either by voting in person at the meeting or by granting a proxy (i.e., authorizing someone else to vote your shares). If you properly sign and date the accompanying proxy card and we receive it in time for the meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the proposal to authorize the Company, with the subsequent approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following such authorization) at a price below its then-current net asset value per share in one or more offerings, subject to certain limitations set forth herein (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then-outstanding common stock immediately prior to each such offering).
Any stockholder “of record” (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Annual Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to the Company in writing before or at the Annual Meeting or by attending the Annual Meeting and voting in person. However, the mere presence of the stockholder at the Annual Meeting does not revoke the proxy. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with its policies a sufficient time in advance of the Annual Meeting.

Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting.
The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters. Stockholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 3, 2020. As of March 3, 2020, there were [      ] shares of the Company’s common stock outstanding. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of shares of common stock of the Company entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies by the Company.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining a quorum for the Annual Meeting. However, abstentions and broker non-votes are not counted as votes cast. A “broker non-vote” with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals.
You may vote “For” or “Against” or abstain from voting on Proposal 1 (to elect two Class II directors to serve for a term of three years, and until their successors are duly elected and qualified). For nominees for director listed in Proposal No. 1 to be elected, each director nominee requires a majority of the votes cast for his election, which means that each director nominee must receive more votes cast “FOR” than “AGAINST” that director nominee. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If an incumbent director nominee does not receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a director of the Company until his or her successor is duly elected and qualifies.
You may vote “For” or “Against” or abstain from voting on Proposal 2 (to authorize the Company, with the subsequent approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following such authorization) at a price below its then-current net asset value per share in one or more offerings, subject to certain limitations set forth herein (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then-outstanding common stock immediately prior to each such offering)). To be approved, Proposal No. 2 must receive “FOR” votes from each of: (1) a majority of the outstanding shares of the Company’s common stock; and (2) a majority of the outstanding shares of the Company’s common stock that are not held by affiliated persons of the Company. For purposes of Proposal No. 2, the Investment Company Act of 1940, as amended (the “1940 Act”), defines a “majority of the outstanding shares” as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. For purposes of the vote on Proposal No. 2, abstentions and broker non-votes, if any, will have the effect of votes cast against this proposal.
The Company will bear the cost of solicitation of proxies in the form accompanying this statement. Proxies will be solicited by mail or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom the Company will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Barings LLC, the Company’s external investment adviser (“Barings” or the “Adviser”), without special compensation therefor, may solicit proxies personally or by telephone, electronic mail, facsimile or other electronic means from stockholders. The address of Barings LLC is 300 South Tryon Street, Suite 2500, Charlotte, NC 28202.
The Company has engaged the services of Alliance Advisors, LLC for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $26,000, plus reimbursement of certain expenses and fees for additional services requested. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions. Please note that Alliance Advisors may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company’s proxy tabulation firm.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, BY TELEPHONE, OR VIA THE INTERNET.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors is currently comprised of seven Directors divided into three (3) classes, with terms expiring in 2020, 2021 and 2022. The term of office of Class II Directors ends on Thursday, April 30, 2020, the date of the Annual Meeting (or on the date their successors are elected and qualify, if later).
The Company’s Class II Directors, Michael Freno and John A. Switzer have been nominated by the Board of Directors (upon the recommendation of the Nominating and Corporate Governance Committee) for election for a three-year term expiring in 2023. Each of these Class II Directors was initially appointed as a director by the Company’s then-current Board of Directors effective August 2, 2018 in connection with the appointment of Barings LLC , an investment adviser registered under the Investment Advisers Act of 1940, as external investment adviser to the Company. No person being nominated as a Class II director is being proposed for election pursuant to any agreement or understanding between us and any such person. Each Class II director has agreed to serve as a director if elected and has consented to be named as a nominee.
Pursuant to the Company’s Seventh Amended and Restated Bylaws (the “Bylaws”), a nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election. Pursuant to Barings BDC’s corporate governance guidelines, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election, and in such event the Board of Directors will act within 90 days following certification of the stockholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in Barings BDC’s corporate governance guidelines, which are available under “Governance Documents” on the Investor Relations section of the Company’s website at https://ir.barings.com/governance-docs. The Board of Directors may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board of Directors, the Company expects that such director would continue to serve until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. Any such director will be eligible for nomination for election as a director at future Annual Meetings.
A nominee for director is elected to the Board of Directors if the number of votes cast for such nominee’s election at the Annual Meeting at which a quorum is present exceeds the number of votes cast against such nominee’s election. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
The Board of Directors recommends that you vote “FOR” the election of the nominees named in this proxy statement.
In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve.
Information about the Nominees for Director and Other Directors
The following chart summarizes each nominee for Director’s or Director’s professional experience and additional considerations that contributed to the Nominating and Governance Committee’s and Board’s conclusion that each individual should serve on the Board. The term “Fund Complex” included in the director biographies included in this proxy statement includes the Company, Barings Funds Trust (an open-end fund consisting of eight portfolio funds), Barings Global Short Duration High Yield Fund, Barings Corporate Investors and Barings Participation Investors (each a closed-end investment company).

Nominees for Class II Director
Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Michael Freno(2) (44)	Chairman of the Board of Directors	Class II Director; Term Expires 2020; Director since August 2018	President (since February 2020), Head of Global Markets and Head of Investments (2017-2019), Chairman of Global High Yield Allocation Committee and member of Global Distressed Committee, Managing Director (since 2010), Barings LLC; Vice President (since 2012), Barings Global Short Duration High Yield Fund (closed-end investment company managed by Barings); Vice President (since 2013), Barings Funds Trust (open-end investment company managed by Barings).	1	None
John A. Switzer (63)	Director	Class II Director; Term Expires 2020; Director since August 2018	Director, Carolina Tractor and Equipment Company (since 2017); Managing Partner (1988-2016), KPMG LLP; Board Member, The Foundation for the Mint Museum; Board Member National Association of Corporate Directors (Carolinas Chapter).	1	Director and Audit Committee member (since 2019), HomeTrust Bancshares,Inc.

Class I Directors: Term Expiring 2022
Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Eric Lloyd(2) (51)	Chief Executive Officer and Director	Class I Director; Term Expires 2022; Director since August 2018	Head of Global Private Investments (since February 2020); Head Global Private Finance Group (2013-2020) and Managing Director, Barings LLC; From 1995-2012 various roles at Wells Fargo and predecessor firms including Head of Market and Institutional Risk, Member of Management Committee Wells Fargo; Head of Global Leveraged Finance Group Wachovia and other positions.	1	None
Mark F. Mulhern (60)	Director	Class I Director; Term Expires 2022; Director since October 2016	Senior Vice President and Chief Financial Officer (since 2014), Highwood Properties, Inc.; Executive Vice President and Chief Financial Officer (2012-2014), Duke Energy Corporation; Vice President Controller and other roles (1996-2012), Progress Energy.	1	Director and Audit Committee member (2012-2014), Highwood Properties (real estate investment trust).

Class III Directors: Term Expiring 2021
Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Thomas M. Finke(2) (55)	Director	Class III Director; Term expires 2021; Director since August 2018	Chairman and Chief Executive Officer (since 2008), Member of the Board of Managers (since 2006), President (2007-2008), Managing Director (2002-2008), Barings; Chief Investment Officer and Executive Vice President (2008-2011), Massachusetts Mutual Life Insurance Company.	10
Trustee (since 2013), Barings Funds Trust (open-end investment company advised by Barings); Trustee (since 2012), Barings Global Short Duration High Yield Fund (closed-end investment company advised by Barings); Chairman (2012-2015), Director (since 2008), Barings (U.K.) Limited (investment advisory firm); Director (since 2008), Barings Guernsey Limited (holding company); Vice Chairman and Manager (since 2011), MM Asset Management Holding LLC (holding company); Director (since 2004), Jefferies Finance LLC (finance company); Manager (since 2005), Loan Strategies Management, LLC (general partner of an investment fund); Manager (since 2005), Jefferies Finance CP Funding LLC (investment company); Chairman and Director (2012-2015), Barings Global Advisers Limited (investment advisory firm); Manager (2011-2016), Wood Creek Capital Management, LLC (investment advisory firm); Chairman and Manager (2007-2016), Barings Real Estate Advisers LLC (real estate advisory firm); Manager (2007-2015), Credit Strategies Management LLC (general partner of an investment fund).

Class III Directors: Term Expiring 2021
Name, Address and Age(1)	Position(s) Held with Company	Term and Length of Time Served	Principal Occupations During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Thomas W. Okel (57)	Director	Class III Director; Term expires 2021; Director since August 2018	Executive Director (2011-2019), Catawba Lands Conservancy; Global Head of Syndicated Capital Markets (1998-2010), Bank of America Merrill Lynch.	10
Trustee (since 2012), Barings Global Short Duration High Yield Fund (closed-end investment company advised by Barings); Trustee (since 2013), Barings Funds Trust (open-end investment company advised by Barings); Trustee (since 2015), Horizon Funds (mutual fund complex).

Jill Olmstead (56)	Director	Class III Director; Term expires 2021; Director since August 2018	Chief Human Resources Officer, (since 2018), LendingTree, Inc.; Founding Partner (2010-2018), Spivey & Olmstead, LLC (talent and leadership consulting firm); Managing Director and Head of Human Resources for Corporate and Investment Bank and International Businesses (2006-2009), Executive Vice President (2000-2006), Wachovia Corporation (now Wells Fargo).	1	None
(1)
The business address of each nominee and director is 300 South Tryon Street, Suite 2500, Charlotte, NC 28202.

(2)
Interested Director due to affiliations with Barings LLC.

Qualifications of Director Nominees and Other Directors.
The following provides an overview of the considerations that led the Nominating and Governance Committee and the Board to recommend and approve the election or appointment of the individuals serving as a Director or nominee for Director. Each of the Directors has demonstrated superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to the Company’s management. In recommending the election or appointment of the Board members or nominees, the Nominating and Governance Committee generally considers certain factors including the current composition of the Board of Directors, overall business expertise, gender, cultural and racial diversity, whether the composition of the Board of Directors contains a majority of independent directors as determined under the NYSE listing standards and the 1940 Act, the candidate’s character and integrity, whether the candidate possesses an inquiring mind, vision and the ability to work well with others, conflicts of interest interfering with the proper performance of the responsibilities of a director, a candidate’s overall business experience, what type of diversity he or she brings to the Board of Directors, whether the candidate has sufficient time to devote to the affairs of the Company, including consistent attendance at Board of Directors and committee meetings and advance review of materials and whether each candidate can be trusted to act in the best interests of the Company and its stockholders.
Nominees for Class II Directors; Term expiring at the
2020 Annual Stockholder Meeting
Mr. Freno – Mr. Freno, the Chairman of the Board, brings over 21 years of experience in portfolio management with extensive experience on the buy-side, focusing on both equity and debt investments. He brings a unique perspective to the Board as the recently appointed President of Barings following several years of serving as the Head of Global Markets for Barings, which encompasses all of Barings’ fixed income, public equity and multi-asset investment teams. Mr. Freno is also the Chairman of Barings’ Global High Yield Allocation Committee and a member of the Global Distressed Committee. Prior to joining Barings in 2005, he was a research analyst for Mangan & McColl Partners, LLC, where he focused on equity and credit analysis for Barings’ special situations and distressed investments. Prior to that, he was a Manager at PricewaterhouseCoopers. Mr. Freno holds a B.A. from Furman University and an M.B.A. from Wake Forest University.
Mr. Switzer – Mr. Switzer brings over 35 years of public accounting firm experiences to his role as the Chair of the Audit Committee. Since May 2017, Mr. Switzer has served as a member of the Board of Directors of Carolina Tractor and Equipment Company, a large, privately held Southeastern supplier of equipment, and HomeTrust Bancshares, Inc. (since 2019). Previously, Mr. Switzer served as managing partner of the Charlotte office from 2009 until his retirement in 2016, where he was the market leader for KPMG’s Carolinas, Florida, and San Juan offices. Prior to these positions, he served as managing partner of KPMG’s

Cleveland (1999 to 2007) and Kentucky (Louisville and Lexington) (1988 to 1998) offices. Mr. Switzer currently serves on the boards of The Foundation for the Mint Museum and the National Association of Corporate Directors, Carolinas Chapter. Mr. Switzer is also a certified public accountant, and holds a B.S. in accounting from the University of Kentucky.
Directors Continuing in Office
Class I Directors; Term expiring at the 2022 Annual Stockholder Meeting
Mr. Lloyd – Mr. Lloyd brings over 30 years of experience in investment management, investment banking, leveraged finance and risk management to the Board. As the recently appointed Head of Global Private Fixed Income for Barings and the former Head of Barings’ Global Private Finance Group, he is responsible for managing all aspects of Barings’ global private fixed income investments. Prior to joining Barings in 2013, Mr. Lloyd served as Head of Market and Institutional Risk for Wells Fargo, was on Wells Fargo’s Management Committee and was a member of the Board of Directors of Wells Fargo Securities. Before the acquisition of Wachovia, Mr. Lloyd worked in Wachovia’s Global Markets Investment Banking division and served on the division’s Operating Committee where he had various leadership positions, including Head of Wachovia’s Global Leveraged Finance Group. Mr. Lloyd holds a B.S. in Finance from the University of Virginia’s McIntire School of Commerce.
Mr. Mulhern – Mr. Mulhern brings significant public company experience, both as a senior executive and as a board member. Since September 2014, he has served as Senior Vice President and Chief Financial Officer at Highwoods Properties, Inc., a Raleigh, North Carolina based publicly-traded real estate investment trust. Mr. Mulhern previously served on Highwoods Board of Directors and Audit Committee from January 2012 through August 2014. Prior to joining Highwoods, he served as Executive Vice President and Chief Financial Officer of Exco Resources, Inc. Prior to Exco, he served as Senior Vice President and Chief Financial Officer of Progress Energy, Inc. from 2008 until its merger with Duke Energy Corporation in 2012. He joined Progress Energy in 1996 as Vice President and Controller and served in a number of roles at Progress Energy, including Vice President of Strategic Planning, Senior Vice President of Finance and President of Progress Ventures. He also spent eight years at Price Waterhouse. Mr. Mulhern is a Certified Public Accountant and is a graduate of St. Bonaventure University. He currently serves on the Board of McKim and Creed, a North Carolina based professional engineering services firm.
Class III Directors: Term Expiring at 2021 Annual Stockholder Meeting
Mr. Finke – Mr. Finke brings over 30 years of executive and board experience in the banking and investment management industries. He currently serves as Chairman and Chief Executive Officer of Barings. Previously, he served as President of Barings, Executive Vice President and Chief Investment Officer of Massachusetts

Mutual Life Insurance Company, Co-Founder and President of First Union Institutional Debt Management and Vice President at Bear, Stearns & Co. Mr. Finke currently serves as Trustee of Barings Funds Trust, an open-end investment company and Barings Global Short Duration Fund , a closed-end investment company (both advised by Barings) and Director of Barings (U.K.) Limited. Mr. Finke also serves as a Member of the Board of Directors of the Structured Finance Industry Syndications and Trading Association. He formerly served as Chairman and Director of Barings Global Advisers Limited, Chairman and Manager of Barings Real Estate Advisers LLC, Manager of Wood Creek Capital Management, LLC and as a founding member of the Board of Directors of the Loan Syndicates and Trading Association. He holds a Bachelor of Science from the University of Virginia’s McIntire School of Commerce and a Masters in Business Administration from Duke University’s Fuqua School of Business.
Mr. Okel – Mr. Okel brings over 20 years of experience in the underwriting, structuring, distribution and trading of debt used for corporate acquisitions, leveraged buyouts, recapitalizations and refinancings. He formerly served as Executive Director of Catawba Lands Conservancy, a non-profit land trust from 2011 to 2019. Prior to joining Catawba Lands Conservancy, he served as Global Head of Syndicated Capital Markets at Bank of America Merrill Lynch, where he managed capital markets, sales, trading and research for the United States, Europe, Asia and Latin America from 1989 to 2010. He currently serves as trustee or director of several public companies and non-profit organizations, including as Trustee of Barings Funds Trust, an open-end investment company and Barings Global Short Duration High Yield Fund, a closed-end investment company (both advised by Barings), Trustee of the Horizon Funds, a mutual fund complex, Trustee of Davidson College, and Director of CrossRoads Corporation for Affordable Housing and Community Development, Inc. Mr. Okel holds a Bachelor of Arts in Economics from Davidson College and a Masters of Management, Finance, Accounting and Marketing from Kellogg School of Management, Northwestern University.
Ms. Olmstead – Ms. Olmstead brings over 20 years of senior leadership experience in Human Resources in the financial services industry to her role as the Chair of the Company’s Compensation Committee. She is currently the Chief Human Resources Officer at LendingTree, Inc. and is a Founding Partner of Spivey & Olmstead, LLC, a Talent and Leadership Consulting firm with expertise in the fields of executive development and talent management founded in June 2010. The Board benefits from her experience with C-suite executives as an executive coach and helping lead companies’ efforts on talent strategies such as diversity and inclusion, employee engagement, and succession planning and her strategic and pragmatic approach to talent management with an eye toward bottom line results. In her capacity as Managing Director (2006 to 2009) and Executive Vice President (2000 to 2006) at Wachovia Corporation (now Wells Fargo) she was both the Head of Human Resources for the Corporate and Investment Bank and the Head of Human Resources for the International Businesses. Prior to this, she formed and led the Leadership Practices Group at Wachovia to create and implement a company-wide talent management process that identified, developed, tracked and promoted high potential leaders throughout their careers. Ms. Olmstead received a Bachelor of Science at Clemson University and a Masters in Organization Behavior and Development at Fielding University, Santa Barbara, CA.

COMPENSATION DISCUSSION
The Company’s Executive Officers are employees of Barings and do not receive any direct compensation from the Company. The Company’s day-to-day investment operations are managed by Barings and services necessary for its business, including the origination and administration of its investment portfolio are provided by individuals who are employees of Barings, the investment adviser and administrator, pursuant to the terms of an investment advisory agreement (the “Advisory Agreement”) and an administration agreement (the “Administration Agreement”) between the Company and Barings. The Company reimburses the administrator for its allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including its allocable portion of the cost of certain of the Company’s officers and their respective staffs, and the investment adviser for certain expenses under the Investment Advisory Agreement.
DIRECTOR COMPENSATION
The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act. During 2019, the Company’s directors who were employed by Barings did not receive any compensation for their service as members of the Board of Directors. The compensation table below sets forth compensation that the Company’s independent directors were paid by the Company during the fiscal year ended December 31, 2019.
Name	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Mark Mulhern	$120,000	$2,204	$122,204
Thomas W. Okel	$120,000	$0	$120,000
Jill A. Olmstead	$120,000	$0	$120,000
John A. Switzer	$120,000	$0	$120,000
(1)
All other compensation includes reimbursement of out-of-pocket expenses.

Director Fees
Each independent director of the Board of Directors is paid an annual board retainer of  $120,000, payable in quarterly installments. In addition, the Company reimburses independent directors for any out-of-pocket expenses related to their service as members of the Board of Directors. The independent directors of the Board of Directors do not receive any stock-based compensation for their service as members of the Board of Directors. The Company’s directors who are employed by Barings do not receive any compensation for their service as members of the Board of Directors.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors has a majority of directors who are independent under the listing standards of the New York Stock Exchange (“NYSE”). The NYSE Listed Company Rules provide that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a) (19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.
The Board of Directors has determined that Ms. Olmstead and Messrs. Mulhern, Okel and Switzer are independent (or not “interested” directors). Based upon information requested from each such director concerning his or her background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board of Directors or any committee thereof. All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act.
Meetings of the Board of Directors and Committees
In 2019, the Board held five Board of Directors meetings, as well as eight Audit Committee meetings, one Compensation Committee meeting, and two Nominating and Corporate Governance Committee meetings. During 2019, all members of the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and of the respective committees on which they served.
Each of the Company’s directors makes a diligent effort to attend all board and committee meetings, as well as each Annual Meeting of Stockholders. We encourage, but do not require, our directors to attend annual meetings of stockholders. All members of the Board attended the Company’s 2019 Annual Meeting of Stockholders.
Audit Committee
The Company has a separately-designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for oversight matters, financial statement and disclosure oversight matters, matters relating to the hiring, retention and oversight of the Company’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Company’s independent registered public accounting firm, approving professional services provided by the Company’s independent registered public accounting firm, reviewing the independence of the Company’s independent registered public accounting firm, reviewing the integrity of the audits of the financial statements and reviewing the adequacy of the Company’s internal accounting controls.
The Audit Committee Charter is publicly available under “Governance Documents” on the Investor Relations section of the Company’s website at https://ir.barings.com/governance-docs. The contents of the Company’s website are not intended to be incorporated by reference into this proxy statement or in any other report or document it files with the SEC, and any references to the Company’s website are intended to be inactive textual references only.
The members of the Company’s Audit Committee are Messrs. Mulhern, Okel and Switzer and Ms. Olmstead. Mr. Switzer serves as the chairman of the Audit Committee. The Board of Directors has determined that Mr. Switzer is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act and that all members of the Audit Committee are financially literate under NYSE listing standards. The Board of Directors also has determined that each of Messrs. Mulhern, Okel and Switzer and Ms. Olmstead meet the current independence requirements of Rule 10A-3 of the Exchange Act and NYSE listing standards.
Compensation Committee
The Compensation Committee is responsible for determining, or recommending to the Board of Directors for approval, the compensation of the Company’s independent directors; determining, or recommending to the Board of Directors for determination, the compensation, if any, of the Company’s chief executive officer and all other executive officers of the Company; and assisting the Board of Directors with matters related to compensation generally. Currently none of the Company’s executive officers is compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee also has the authority to engage compensation consultants, legal counsel or other advisors (each, a “Consultant”) following consideration of certain factors related to such Consultants’ independence and has the authority to form and delegate any of its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee Charter is available under “Governance Documents” on the Investor Relations section of our website at https://ir.barings.com/governance-docs.
The members of the Compensation Committee are Messrs. Mulhern, Okel and Switzer and Ms. Olmstead, each of whom is not an “interested person” for purposes of Section 2(a)(19) of the 1940 Act and is independent under the applicable NYSE corporate governance listing standards. Ms. Olmstead serves as the chair of the Compensation Committee. No members of the Compensation Committee during 2019 had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Compensation Committee Interlocks and Insider Participation
No interlocking relationship, as defined by the rules adopted by the Securities and Exchange Commission, or the SEC, existed during the year ended December 31, 2019 between any member of the Board of Directors or the Compensation Committee and an Executive Officer of the Company.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, researching and recommending for nomination qualified individuals for election by the Company’s stockholders to become members of the Board of Directors; recommending to the Board of Directors for appointment nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors; recommending and overseeing the evaluation of the Board of Directors; and reviewing and recommending the Company’s corporate governance policies and Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee’s policy is to consider nominees properly recommended by the Company’s stockholders in accordance with the Company’s charter, Bylaws and applicable law. For more information on how the Company’s stockholders may recommend a nominee for a seat on the Board of Directors, see Stockholder Nominations and Proposals or the 2021 Annual Meeting under the section “Additional Information” in this proxy statement. The Nominating and Governance Committee also has the authority to retain, at the Company’s expense, such consultants or advisors as the Committee may deem necessary or appropriate to carry out its duties. The Committee has sole authority to retain or terminate any search firm or individual used to identify any director candidate, including the sole authority to approve the search firm’s fees and retention terms.
The Nominating and Corporate Governance Committee Charter is publicly available under “Governance Documents” on the Investor Relations section of the Company’s website at https://ir.barings.com/governance-docs.
The members of the Nominating and Corporate Governance Committee are Messrs. Mulhern, Okel and Switzer and Ms. Olmstead, each of whom is not an “interested person” for purposes of Section 2(a)(19) of the 1940 Act and is independent under the NYSE corporate governance listing standards. Mr. Okel serves as the chairman of the Nominating and Corporate Governance Committee. Each nominee for election under Proposal No. 1 at the Annual Meeting was recommended by the members of the Nominating and Corporate Governance Committee to the Board of Directors, which approved such nominees.

Communication with the Board of Directors
The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board, or to any particular director, to the following address: Barings BDC, Inc., 300 South Tryon St., Suite 2500, Charlotte, North Carolina 28202. In addition, stockholders may communicate with the Board via e-mail to BDCinvestorrelations@barings.com or by calling the Company’s investor relations department at 1-888-401-1088. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).
The Composition of the Board of Directors and Leadership Structure
The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, four of the Company’s seven directors are independent directors (and are not “interested persons”). However, Mr. Freno, the President of Barings, and therefore an interested person of the Company, serves as Chairman of the Board of Directors. The Board of Directors believes that it is in the best interests of investors for Mr. Freno to lead the Board of Directors because of his role as President of Barings and his broad experience with the day-to-day management and operation of fixed income, public equity and multi-asset investment teams and his extensive experience on the buy-side, focusing on both equity and debt investments. In addition, the Board of Directors designated Mr. Okel as lead independent director to preside over all executive sessions of independent directors. The Board of Directors believes that its leadership structure is appropriate in light of the Company’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board of Directors also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between the Board of Directors and the Company’s management.

The Oversight Role of the Board of Directors
The Board of Directors’ role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by Barings as part of its day- to-day management of the Company’s investment activities. The Board of Directors reviews risk management processes throughout the year, consulting with appropriate representatives of Barings as necessary and periodically requesting the production of risk management reports or presentations and receiving reports from vendors and service providers regarding cybersecurity threats and incidents. The goal of the Board of Directors’ risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. The Audit Committee (which consists of all the independent directors) is responsible for approving the Company’s independent accountants, reviewing with the Company’s independent accountants the plans and results of the audit engagement, approving professional services provided by the Company’s independent accountants, reviewing the independence of the Company’s independent accountants and reviewing the adequacy of the Company’s internal accounting controls. Stockholders should note, however, that the Board of Directors’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.
In accordance with the 1940 Act, the Company’s directors have adopted and implemented written policies and procedures reasonably designed to prevent violation of the U.S. federal securities laws, and we review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. In addition, we have designated Michael Cowart as the Company’s Chief Compliance Officer. As such, Mr. Cowart is responsible for administering the Company’s compliance program and meeting with the Board of Directors at least annually to assess its effectiveness.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
The Company and Barings are subject to Barings LLC’s Global Code of Ethics Policy, and the Company has adopted a set of corporate governance guidelines covering ethics and business conduct. These documents apply to the Company’s directors, officers and any employees. The Barings LLC Global Code of Ethics Policy and the Company’s corporate governance guidelines are available on the Investor Relations section of the Company’s website at https://ir.barings.com/governance-docs. Any material amendments to or waivers of a required provision of the Barings LLC Global Code of Ethics Policy and/or the Company’s corporate governance guidelines will be reported on our website and/or in a Current Report on Form 8-K.

EXECUTIVE OFFICERS AND CERTAIN OTHER OFFICERS WHO ARE NOT DIRECTORS
The Company’s officers serve at the discretion of the Board of Directors. The biographical information of each of the Company’s officers who is not a director is as follows:
Janice Bishop, 55, serves as the Company’s Secretary and Chief Legal Officer and has been counsel in Barings’ Legal and Regulatory Group since 2006 and Managing Director and Senior Counsel since 2014. She is also the Secretary and Chief Legal Officer for Barings Corporate Investors, Barings Participation Investors (since 2007) and Barings Global Short Duration High Yield Fund (since 2012), closed-end investment companies managed by Barings, and Barings Funds Trust, an open-end investment company with eight series funds (since 2013). Ms. Bishop has worked in the industry since 1989. Prior to joining Barings, Ms. Bishop was formerly associated with Dechert LLP, an attorney in the Office of Chief Counsel at the Securities and Exchange Commission and Commercial Transactions, Business Development and Corporate Finance counsel and a founding member of the Global Compliance and Ethics Office at Eli Lilly and Company. Ms. Bishop holds an A.B. from Brown University in International Relations and a J.D. from Duke University School of Law.
Jonathan Bock, 38, is the Company’s Chief Financial Officer and a Managing Director in the Adviser’s Global Private Finance Group. Prior to joining the Adviser in 2018, Mr. Bock was a Managing Director and Senior Equity Analyst at Wells Fargo Securities specializing in business development companies (“BDCs”). He has actively followed the BDC space since 2006 and was the chief author of a leading BDC quarterly research publication: the BDC Scorecard. His research was often cited by The Wall Street Journal, Barron’s, and other prominent financial publications. Prior to Wells Fargo, Mr. Bock followed the specialty finance space at Stifel Nicolaus & Company and A.G. Edwards Inc. Prior to entering sell-side research in 2006, Mr. Bock was an equity portfolio manager/analyst at Busey Wealth Management in Champaign, Illinois. Mr. Bock holds a BS in finance from the University of Illinois College of Business and is a CFA charterholder.
Michael Cowart, [ ], serves as the Company’s Chief Compliance Officer. He serves as the Chief Compliance Officer for Barings Global Short Duration High Yield Fund, Barings Funds Trust, Barings Securities LLC, Barings Corporate Investors and Barings Participation Investors. Mr. Cowart is a member of Barings’ Compliance Group for which he is responsible for Barings’ Sales Practices, Fund Compliance, and Regulatory Change Management Program. . Prior to joining Barings in 2018, Mr. Cowart held positions in the compliance and legal departments at LPL Financial, the Municipal Securities Rulemaking Board and Goldman Sachs & Co. where his duties included overseeing regulatory inquiries and examinations, overseeing trading, professional qualifications, risk management and assessment, the development and implementation of policies and regulatory rulemaking. Mr. Cowart holds a B.A. in History with honors from the University of Tennessee, a Masters from Vanderbilt University, and an LL.M. in Securities and Financial Regulation from Georgetown University Law Center.

Ian Fowler, 55, is the Company’s President and is Co-Head of Barings’ North American Private Finance Group and a member of the group’s North American Private Finance Investment Committee. He is responsible for leading a team that originates, underwrites and manages North American private finance investments. Mr. Fowler has worked in the industry since 1988 and his experience has encompassed middle market commercial finance, including originating, underwriting and managing senior secured loans, mezzanine and co-investment transactions. Prior to joining Barings in 2012, he was a Senior Managing Director with Harbour Group and co-founded Freeport Financial LLC where he was a member of the Executive Credit Committee and responsible for all business development and capital market initiatives. While at Freeport, he helped build the company into one of the top five non-bank affiliated middle market Sponsor finance companies in the United States. Before Freeport, Mr. Fowler was Managing Director and Global Group Leader for GE Capital’s Global Sponsor Finance Group. Prior to GE Capital, Mr. Fowler held various leveraged finance and investment positions with NationsBank and Mellon Bank. Mr. Fowler holds a B.A. (Honors) from the University of Western Ontario and is a member of the CFA Institute.
Elizabeth Murray, 42, serves as the Company’s Principal Accounting Officer. She previously was the Director of External Reporting for the Company and previously served as the Vice President of Financial Reporting at Triangle Capital Corporation prior to the externalization of the investment management of the Company to Barings LLC. Prior to joining Triangle Capital Corporation in 2012, she was Manager of Financial Planning and Analysis for RBC Bank, the U.S. retail banking division for Royal Bank of Canada. Prior to RBC Bank, Ms. Murray spent seven years at Progress Energy, Inc. and held various positions in finance, accounting and tax, most recently in Strategy and Financial Planning. Ms. Murray began her career as a Tax Consultant with PricewaterhouseCoopers, where she spent three years serving both public and private companies. Ms. Murray is a graduate of North Carolina State University where she obtained a B.S. degree in Accounting and a Master of Accounting degree. She is also a North Carolina Certified Public Accountant.
Compensation of Officers
The Company’s Executive and other Officers are employees of Barings and are not directly compensated by the Company. Pursuant to the terms of the Advisory Agreement and the Administration Agreement, day-to-day investment operations of the Company are managed by Barings. Pursuant to the terms of the Administration Agreement, the Company may reimburse Barings or its affiliates for an allocable portion of the compensation paid by Barings or its affiliates to the Company’s executive officers and their respective staffs who spend time on those related activities (based on the percentage of time those individuals devote to the Company’s business and affairs).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of December 31, 2019 [update later to March 3, 2020, the record date,] by the Company’s Directors and Executive Officers, both individually and as a group, and by each person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. With respect to persons known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock, the Company bases such knowledge on beneficial ownership filings made by the holders with the SEC and other information known to the Company. Other than as set forth in the table below, none of the Company’s directors or executive officers are deemed to beneficially own shares of the Company’s common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 3, 2020 Percentage of beneficial ownership is based on 48,950,803 shares of common stock outstanding as of March 3, 2020. Unless otherwise indicated by footnote, the business address of each person listed below is 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)	Dollar Range of Equity Securities Beneficially Owned(3)
Directors and Executive Officers:
Interested Directors
Tom Finke	10,000	*	$10,001-$50,000
Michael Freno	10,537	*	$50,000-$100,000
Eric Lloyd	15,448	*	over $100,000
Independent Directors
Mark F. Mulhern	14,855	*	over $100,000
Thomas W. Okel	5,500	*	$50,000-$100,000
Jill Olmstead	4,000	*	$10,001-$50,000
John A. Switzer	5,000	*	$10,001-$50,000
Executive Officers Who Are Not Directors
Ian Fowler	—		—
Jonathan Bock	16,200	*	over $100,000
Michael Cowart	—		—
Janice Bishop	—		—
Elizabeth Murray	12,034	*	over $100,000
All directors and executive
officers as a group (twelve persons)	93,574	*	over $100,000
Five-Percent Stockholders:
Barings LLC	13,639,681	27.9%	over $100,000
UBS Group AG(4)	2,618,691	5.3%	over $100,000
RiverNorth Capital Management, LLC(5)	2,815,252	5.7%	over $100,000

*
Less than 1.0%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Except as otherwise noted, each beneficial owner of more than five percent of the Company’s common stock and each director and officer has sole voting and/ or investment power over the shares reported.

(2)
Based on a total of [ ] shares issued and outstanding as of March 3, 2020.

(3)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act. The dollar range of equity securities beneficially owned is based on a stock price of $[ ] per share as of March 3, 2020.

(4)
Based upon a Schedule 13G filed with the SEC on February 11, 2020 by UBS Group AG directly and on behalf of certain subsidiaries. UBS Group AG has shared voting and shared investment power for all shares listed. The address of UBS Group AG is Bahnhofstrasse 45, PO Box CH-8098, Zurich, Switzerland.

(5)
Based upon a Schedule 13G filed with the SEC on February 13, 2020 by RiverNorth Capital Management, LLC. RiverNorth Capital Management, LLC has sole voting and investment power over all 2,815,252 shares beneficially owned by it. The address of RiverNorth Capital Management, LLC is 325 N. LaSalle Street, Suite 645, Chicago, IL 60654-7030.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy and Procedure
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to it. For example, the Company has a code of conduct that generally prohibits any employee, officer or director of the Company from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, a majority of the Board of Directors or the chairperson of the Audit Committee and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).
As a BDC, the Company is also subject to certain regulatory requirements that restrict the Company’s ability to engage in certain related-party transactions. The Company has separate policies and procedures that have been adopted to ensure that it does not enter into any such prohibited transactions without seeking necessary approvals.
The Company is party to the Advisory Agreement with Barings, in which certain directors and officers of the Company and members of Barings’ investment committee may have indirect ownership and pecuniary interests. Certain directors and officers of the Company and members of Barings’ investment committee also serve as officers or principals of other investment managers affiliated with Barings that currently, and may in the future, manage investment funds with investment objectives similar to the Company’s investment objective. In addition, certain of the Company’s officers and directors and the members of Barings’ investment committee serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as the Company or of investment funds managed by the Company’s affiliates. The Company may not be made aware of and/or be given the opportunity to participate in certain investments made by investment funds which are managed by advisers affiliated with Barings and do not participate in the co-investment program described in the Exemptive Relief  (as defined below). However, Barings intends to allocate investment opportunities in a fair and equitable manner in accordance with its investment allocation policy. For the year ended December 31, 2019, the Base Management Fee determined in accordance with the terms of the Advisory Agreement was approximately $12.1 million.
Pursuant to the terms of the Administration Agreement between Barings and the Company, Barings provides the Company with certain administrative and other services necessary to conduct the Company’s day-to- day operations, and the Company reimburses Barings for the Company’s allocable portion of overhead and other expenses (including travel expenses) incurred by Barings in performing its obligations under the administration agreement, including the Company’s allocable portion of the cost of certain of its officers (including its chief compliance officer, chief financial officer, chief accounting officer, chief legal officer, secretary and treasurer) and their respective staffs, but not investment professionals. For the fiscal year ending December 31, 2019, the Company incurred and was invoiced by Barings for expenses of approximately $2.3 million under the terms of the Administration Agreement.
The Company is permitted to make co-investments in negotiated private placements with Barings or its affiliates (including any fund registered under the 1940 Act and managed by Barings or an investment adviser controlling, controlled by or under common control with Barings), subject to certain conditions set forth in Barings’ SEC co-investment exemptive relief under the 1940 Act (the “Exemptive Relief”), which permits certain present and future funds, including the Company, advised by Barings (or an investment adviser controlling, controlled by or under common control with Barings) to co-invest in suitable negotiated investments.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young LLP also will serve as the independent registered public accounting firm for all of the Company’s wholly-owned subsidiaries and its joint venture, Jocasee. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.
Independent Registered Public Accounting Firm’s Fees
We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2018 and 2019 or attributable to the audit of our 2018 and 2019 financial statements:
	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2019
Audit Fees	$811,437(1)	$751,562
Audit Related Fees	0	14,000
Tax Fees	93,000	54,500
Other Fees	0	0
TOTAL FEES	$904,437	$820,062
(1)
Includes fees of $225,000 related to accounting and auditing matters associated with the sale of the Company’s investment portfolio on July 31, 2018 and the transfer of management of the Company by Barings on August 2, 2018.

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of the Company’s annual financial statements, the audit of the effectiveness of its internal control over financial reporting and the review of its quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees. Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees. Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.
Pre-Approval Policies and Procedures
The Audit Committee has established, and the Board of Directors has approved, a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management. During 2018 and 2019, 100% of the Company’s audit fees, audit-related fees, tax fees and fees for other services provided by our independent registered public accounting firm were pre-approved by our Audit Committee.
AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and the Company’s Corporate Governance Guidelines.
In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019, to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the

Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Ernst & Young LLP.
The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditor. In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2019, the Audit Committee regularly met in separate, private executive sessions with certain members of senior management and Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Ernst & Young LLP are compatible with Ernst & Young LLP maintaining its independence from the Company.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In addition, the Audit Committee has selected, and recommended to the Board of Directors that it approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
THE AUDIT COMMITTEE
John A. Switzer, Chair Mark F. Mulhern Thomas W. Okel Jill Olmstead
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL NO. 2
APPROVAL TO SELL SHARES OF COMMON STOCK
BELOW NET ASSET VALUE (BOOK VALUE)
The Company is a closed-end investment company that has elected to be treated as a BDC under the 1940 Act. The 1940 Act generally prohibits the Company, as a BDC, from issuing and selling shares of its common stock at a price below the then-current net asset value (i.e., book value) per share of such stock, with certain exceptions. One such exception would permit the Company to issue and sell shares of its common stock at a price below net asset value per share at the time of sale if the Company’s stockholders have approved a sale below net asset value per share within the one-year period immediately prior to any such sale, provided that the Board of Directors also makes certain determinations prior to any such sale.
Pursuant to this provision, the Company is seeking the approval of its stockholders so that it may, in one or more public or private offerings of its common stock, issue and sell shares of its common stock at a price below its then-current net asset value per share in one or more offerings, subject to certain conditions discussed below. It should be noted that the maximum number of shares that the Company could issue and sell at a per share price below net asset value per share pursuant to this authority would be limited to 25% of its then-outstanding common stock. If approved, the authorization would be effective for a period expiring on the first anniversary of the date of the stockholders’ approval of this proposal and would permit the Company to engage in such transactions at various times within that period, subject to further approval from the Board of Directors.
Generally, equity securities sold in public securities offerings are priced based on public market prices quoted on exchanges such as NYSE, rather than net asset value, or book value, per share. Since the Company’s IPO, the Company’s common stock has traded both above and below its net asset value per share. At each of the Company’s Annual Meetings of Stockholders from 2008 to 2017, the Company requested and received approval from its stockholders to sell its stock at a price per share below net asset value under certain circumstances. As in prior years before the management of the Company being transferred externally to Barings LLC, the Company is seeking the approval of a majority of its stockholders of record to offer and sell shares of its common stock at prices that, net of underwriting discount or commissions, may be less than net asset value per share in one or more offerings. This stockholder approval would permit the Company to issue and sell shares of its common stock in accordance with pricing standards that market conditions generally require, and would also assure stockholders that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then-outstanding common stock immediately prior to each such offering. If stockholders approve this proposal, the Company should have greater flexibility in taking advantage of changing market and financial conditions in connection with an equity offering. Of the Company’s ten follow-on equity offerings completed since its IPO, only two were priced below the then-current net asset value per share (both during 2009).

Reasons to Offer Common Stock Below Net Asset Value
Market Conditions Have Created, and May in the Future Create, Attractive Investment and Acquisition Opportunities
From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that had a material adverse impact on the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. As a result of the disruption and volatility in the credit markets during this time, the Company saw a reduction in capital available to certain specialty finance companies and other capital providers, causing a reduction in competition. These conditions also coincided with lower stock prices for BDCs, with BDCs trading below net asset value. The Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during these periods of disruption and volatility.
While market conditions have largely recovered from the events of 2008 and 2009, there have been continuing periods of volatility, some lasting longer than others. Since the Company’s IPO in 2007, the Company’s common stock has traded both at a premium and at a discount in relation to its net asset value, which is the equivalent of  “book value,” rather than market or publicly-traded value, and currently trades at a discount to net asset value per share. The possibility that shares of the Company’s common stock will continue to trade at a discount from net asset value or trade at premiums that are unsustainable over the long-term are separate and distinct from the risk that the Company’s net asset value will decrease. It is not possible to predict whether any shares of the Company’s common stock issued in the future will trade at, above, or below net asset value.
Since the 2008 recession, lingering economic conditions in the U.S. credit markets from periods of contraction or recession have contributed to significant stock price volatility for capital providers such as the Company and have made access to capital more challenging for many smaller businesses. However, these changes in the credit market conditions also have beneficial effects for capital providers like the Company because small business are selling for lower prices, are generally willing to pay higher interest rates and are generally willing to accept contractual terms that are more favorable to the Company in their investment agreements. Accordingly, for firms that continue to have access to capital, the Company believes that a challenging economic environment could provide investment opportunities on more favorable terms than have been available in recent periods. In addition, in light of the fact that any debt capital that may be available, may be at a higher cost and on less favorable terms and conditions than in past periods, the Company’s ability to take advantage of these opportunities may be largely dependent upon its access to equity capital.
Stockholder approval of the proposal to sell shares of its common stock at a price below the Company’s then-current net asset value per share, subject to the conditions set forth in this proposal, would provide the Company with the flexibility to invest in such attractive investment opportunities, which typically need to be made expeditiously.
Trading History
The following table, reflecting the public trading history of our common stock since January 1, 2017, lists the high and low closing sales prices for our common stock, and the closing sales prices as percentages of net asset values. On March 3, 2020, the record date, the last reported closing sale price of our common stock on the NYSE was $[ ]. Net asset value per share in the table below is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of each period.
	Net Asset Value	Closing Sales Price		Premium (Discount) of High Closing Sales Price to Net Asset Value	Premium (Discount) of Low Closing Sales Price to Net Asset Value
		High	Low
Year ended December 31, 2017
First Quarter	$15.29	$20.13	$8.31	31.7%	19.8%
Second Quarter	$14.83	$19.03	$17.38	28.3%	17.2%
Third Quarter	$13.20	$17.76	$13.00	34.5%	-1.5%
Fourth Quarter	$13.43	$14.31	$9.25	6.6%	-31.1%
Year ended December 31, 2018
First Quarter	$13.36	$12.08	$9.41	-9.6%	-29.6%
Second Quarter	$13.70	$12.05	$10.98	-12.0%	-19.9%
Third Quarter	$11.91	$12.34	$9.99	3.6%	-16.1%
Fourth Quarter	$10.98	$10.20	$8.83	-7.1%	-19.6%
Year ended December 31, 2019
First Quarter	$11.52	$10.00	$9.28	-13.2%	-19.4%
Second Quarter	$11.59	$10.33	$9.81	-10.9%	-15.4%
Third Quarter	$11.58	$10.24	$9.65	-11.6%	-16.7%
Fourth Quarter	$11.66	$10.49	$9.94	-10.0%	-14.8%
Year ending December 31, 2020
First Quarter (through March [ ], 2020)	*	*	*	*	*
*
Net asset value has not yet been calculated for this period.

Greater Investment Opportunities Due to Larger Capital Resources
The additional capital raised through an offering of the Company’s common stock may help the Company generate additional deal flow. With more capital to make investments, the Company could be a more meaningful capital provider and such additional capital would allow it to compete more effectively for high quality investment opportunities. Such investment opportunities may be funded with proceeds of an offering of shares of the Company’s common stock.
Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio
As a BDC and a regulated investment company, or RIC, for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining any meaningful amount of earnings to support operations, which may include making new investments (including investments into existing portfolio companies). Further, under the 1940 Act, the Company must meet a debt-to equity ratio of less than approximately 2:1 in order to incur debt or issue senior securities. Therefore, to continue to build the Company’s investment portfolio, the Company endeavors to maintain consistent access to capital through the public and private debt markets and the public equity markets enabling it to take advantage of investment opportunities as they arise.
Exceeding the approximate 2:1 debt-to-equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breach of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this debt-to-equity ratio, the markets it operates in and the general economy may be volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and create unrealized losses on certain investments. Any such write-downs in value, as well as unrealized losses based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact stockholders’ equity and the resulting debt-to-equity ratio. Issuing additional equity would allow the Company to realign its debt-to-equity ratio and avoid these negative consequences. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio would also generally strengthen the Company’s balance sheet and give it more flexibility to fully execute its business strategy.
Summary
The Board of Directors believes that having the flexibility to issue shares of the Company’s common stock at a price below the Company’s then-current net asset value per share in certain instances when it is in the best interests of the Company and its stockholders. This would, among other things, provide access to capital markets to pursue attractive investment and acquisition opportunities during periods of volatility, improve capital resources to enable the Company to compete more effectively for high quality investment opportunities and add financial flexibility to comply with regulatory requirements and any applicable debt facility covenants, including the approximate 2:1 debt-to-equity ratio. It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell, which sales could occur at times and at prices that are disadvantageous to the Company.
The final terms of any sale of the Company’s common stock at a price below the then-current net asset value per share will be determined by the Board of Directors in connection with such issuance, and the shares of common stock will not include preemptive rights. Any transaction in which the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any proceeds therefrom, will be reviewed and approved by the Board of Directors at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal. If approved, the authorization would be effective for a period expiring on the first anniversary of the date of the stockholders’ approval of this proposal and would permit the Company to engage in such transactions at various times within that period, subject to further approval from the Board of Directors.
Conditions to Sales Below Net Asset Value
Stockholder approval is a condition that must be satisfied prior to any sales of the Company’s common stock at a price below the then-current net asset value per share, and the Company is seeking such approval in this proposal. If this proposal is approved by the Company’s stockholders, the Company would not issue and sell its common stock at a price below its per share net asset value unless the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then-outstanding common stock. To the extent the Company issues and sells shares of its common stock, regardless of the price at which such shares are sold, the Company’s market capitalization and the amount of its publicly tradable common stock will increase, thus affording all common stockholders potentially greater liquidity in the market for the Company’s shares.
In addition, if this proposal is approved, the Company will issue and sell shares of its common stock at a price below net asset value per share only if the following conditions are met:
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a majority of the Company’s directors who have no financial interest in the issuance and sale, and a majority of such directors who are not interested persons of the Company, have determined that any such sale is in the best interests of the Company and its stockholders; and

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a majority of the Company’s directors who have no financial interest in the issuance and sale, and a majority of such directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, have determined in good faith that the price at which such securities are to be issued and sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.
In determining whether or not to sell additional shares of the Company’s common stock at a price below the net asset value per share, the Board of Directors will be obligated to act in the best interests of the Company and its stockholders.
Key Stockholder Considerations
Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect on the net asset value per outstanding share of common stock of the issuance of shares of the Company’s common stock at less than net asset value per share. Any sale of common stock at a price below net asset value would result in an immediate dilution to existing common stockholders. Since under this proposal shares of the Company’s common stock could be issued at a price that is substantially below the net asset value per share, the dilution could be substantial. This dilution would include reduction in the net asset value per share as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. If this Proposal No. 2 is approved, the Board of Directors of the Company may, consistent with its fiduciary duties, approve the sale of the Company’s common stock at any discount to its then-current net asset value per share; however, the Board of Directors will consider the potential dilutive effect of the issuance of shares of common stock at a price below the net asset value per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so. It should be noted that the maximum number of shares that the Company could issue and sell at a per share price below net asset value per share pursuant to this authority would be limited to 25% of the Company’s then-outstanding common stock.
The 1940 Act establishes a connection between common share sale price and net asset value because, when shares of common stock are sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current net asset value, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of our common stock at a price below net asset value, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value.”

Finally, any sale of substantial amounts of the Company’s common stock or other securities in the open market may adversely affect the market price of the Company’s common stock and may adversely affect the Company’s ability to obtain future financing in the capital markets. In addition, future sales of the Company’s common stock to the public may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors. In the event the Company were to continue to sell its common stock at prices below net value for sustained periods of time, such offerings may result in sustained discounts in the marketplace.
Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value
The table on the following page illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of  (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from net asset value), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from net asset value), (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from net asset value) and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from net asset value). Because we are not limited as to the amount of discount from net asset value at which we can offer shares, the fourth example on the following table (an offering at a price of  $0.01 per share) is included, however, the Company will not offer shares at a 100% discount to net asset value. “NAV” in the table below stands for “net asset value.”

Dilutive Effect of the Issuance of Shares by Company XYZ Below Net Asset Value
		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$8.00	(19.98)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$80,020	(19.98)%
Total Investment by Stockholder A (Assumed to Be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(19,980)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$8.00	—

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(19.98)%
The Board of Directors recommends a vote “FOR” the proposal to authorize the Company, with the subsequent approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following such authorization) at a price below its then-current net asset value per share in one or more offerings, subject to certain limitations set forth herein (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then-outstanding common stock immediately prior to each such offering).
Required Vote. Approval of this proposal requires the affirmative vote of each of the following: (1) a majority of the outstanding shares of the Company’s common stock; and (2) a majority of the outstanding shares of the Company’s common stock that are not held by affiliated persons of the Company. For purposes of this proposal, the 1940 Act defines a “majority of the outstanding shares” as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Each abstention and broker non-vote, if any, will have the effect of a vote against this proposal.

ADDITIONAL INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, APRIL 30, 2020
The Notice of Annual Meeting, this proxy statement and our annual report for the fiscal year ended December 31, 2019 are available free of charge at the following Internet address: https://ir.barings.com/annual-shareholder-meeting-materials.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2021 ANNUAL MEETING
The Company’s annual meeting of stockholders generally is held in April or May of each year. We will consider for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders, stockholder proposals that are received at the Company’s executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on [ ], 2020, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of the Company’s Bylaws, a copy of which is on file with the SEC and may be obtained from the Company’s Secretary upon request. Proposals must be sent to the Company’s Secretary at Barings BDC, Inc., 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2021 Annual Meeting of Stockholders must be made in writing and submitted to the Company’s Secretary at the address above no earlier than [ ], 2020 and no later than 5:00 p.m. (Eastern Time) on [ ], 2020 and must otherwise be a proper action by the stockholders. We advise you to review the Bylaws, which contain additional information and other requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that the Company’s 2021 Annual Meeting of Stockholders is held before March 31, 2021 or after May 30, 2021 In accordance with the Bylaws, the chairman of the 2021 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.
FINANCIAL STATEMENTS AVAILABLE
A letter to stockholders and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which together constitute the Company’s 2019 Annual Report, are being mailed along with this proxy statement. The Company’s 2019 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.
We will also mail to you without charge, upon written request, a copy of any specifically requested exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Requests should be sent to: Barings BDC, Inc. Investor Relations, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, or such requests may be made by calling (888) 401-1088. A copy of the Company’s Annual Report on Form 10-K has also been filed with the SEC and may be accessed through the SEC’s homepage (http://www.sec.gov).

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding the Company’s proxy materials by delivering a single proxy statement and 2019 Annual Report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and 2019 Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you are a stockholder of record. You can notify us by sending a written request to: Barings BDC, Inc. Investor Relations, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, or by calling (888) 401-1088. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2019 Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
TABULATION AND REPORTING OF VOTING RESULTS
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
OTHER INQUIRIES
If you have any questions about the Annual Meeting, these proxy materials or your ownership of the Company’s common stock, please contact Barings BDC, Inc. Investor Relations, 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Telephone: (888) 401-1088.
OTHER BUSINESS
The Board of Directors knows of no other business to be presented for action at the 2020 Annual Meeting of Stockholders. If, however, any other matters do come before the meeting on which action can properly be taken, it is the intention of the persons named on the enclosed proxy card to vote on such matters in accordance with their judgment. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain requirements under applicable securities laws and the Company’s Bylaws are met.
You are cordially invited to attend the 2020 Annual Meeting of Stockholders in person. Your vote is important and, whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.
By order of the Board of Directors,
Janice Bishop
Secretary
Charlotte, North Carolina
March [  ], 2020

JOINT PRIVACY NOTICE OF BARINGS LLC AND BARINGS BDC, INC.
This privacy notice is being provided on behalf of Barings LLC and its affiliates: Barings Securities LLC; Barings Australia Pty Ltd; Barings Advisers (Japan) KK; Barings Investment Advisers (Hong Kong) Limited; Barings Funds Trust; Barings BDC, Inc., Barings Global Short Duration High Yield Fund; Barings Corporate Investors and Barings Participation Investors (together, for purposes of this privacy notice, “Barings”).
When you use Barings you entrust us not only with your hard-earned assets but also with your personal and financial data. We consider your data to be private and confidential, and protecting its confidentiality is important to us. Our policies and procedures regarding your personal information are summarized below.
We may collect non-public personal information about you from:
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Applications or other forms, interviews, or by other means;

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Consumer or other reporting agencies, government agencies, employers or others;

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Your transactions with us, our affiliates, or others; and

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Our Internet website.

We may share the financial information we collect with our financial service affiliates, such as insurance companies, investment companies and securities broker-dealers. Additionally, so that we may continue to offer you products and services that best meet your investment needs and to effect transactions that you request or authorize, we may disclose the information we collect, as described above, to companies that perform administrative or marketing services on our behalf, such as transfer agents, custodian banks, service providers or printers and mailers that assist us in the distribution of investor materials or that provide operational support to Barings. These companies are required to protect this information and will use this information only for the services for which we hire them, and are not permitted to use or share this information for any other purpose. Some of these companies may perform such services in jurisdictions other than the United States. We may share some or all of the information we collect with other financial institutions with whom we jointly market products. This may be done only if it is permitted by the state in which you live. Some disclosures may be limited to your name, contact and transaction information with us or our affiliates.
Any disclosures will be only to the extent permitted by federal and state law. Certain disclosures may require us to get an “opt-in” or “opt-out” from you. If this is required, we will do so before information is shared. Otherwise, we do not share any personal information about our customers or former customers unless authorized by the customer or as permitted by law.

We restrict access to personal information about you to those employees who need to know that information to provide products and services to you. We maintain physical, electronic and procedural safeguards that comply with legal standards to guard your personal information. As an added measure, we do not include personal or account information in non-secure e-mails that we send you via the Internet without your prior consent. We advise you not to send such information to us in non-secure e-mails.
This joint notice describes the privacy policies of Barings, the Funds, Barings BDC, Inc. and Barings Securities LLC. It applies to all Barings and the Fund accounts you presently have, or may open in the future, using your social security number or federal taxpayer identification number — whether or not you remain a shareholder of our Funds or as an advisory client of Barings. As mandated by rules issued by the Securities and Exchange Commission, we will be sending you this notice annually, as long as you own shares in the Funds or have an account with Barings.
Barings Securities LLC is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Investors may obtain information about SIPC including the SIPC brochure by contacting SIPC online at www.sipc.org or calling (202)-371-8300. Investors may obtain information about FINRA including the FINRA Investor Brochure by contacting FINRA online at www.finra.org or by calling (800) 289-9999.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BARINGS BDC, INC. FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of Barings BDC, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Janice Bishop and Chris Cary, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 30, 2020, at 8:00 a.m., Eastern Time, at the offices of Barings, LLC, 300 South Tryon Street, 25th Floor, Sky Room, Charlotte, North Carolina 28202, and at any adjournment thereof, as indicated in this proxy. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1 and 2. Please sign and date this proxy on the reverse side and return it in the enclosed envelope. (CONTINUED ON REVERSE SIDE) FOLD AND DETACH HERE AND READ THE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 30, 2020. The Proxy Statement and our 2019 Annual Report to Stockholders are available at: https://ir.barings.com/annual-shareholder-meeting-materials

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1 AND 2. 1. The election of the following two persons as Class II Directors who will serve as directors of Barings BDC, Inc. until the 2023 Annual Meeting and until their successors have been duly elected and qualified. Please mark your votes like this 2. To authorize the Company, with subsequent approval of its Board of Directors, to issue and sell shares of its common stock at a price below its then current net asset value per share in one or more offerings, subject to certain limitations set herein (including, without limitation, that the number of shares does not exceed 25% of its then outstanding common stock). 01 Michael Freno 02 John A. Switzer BOARD OF DIRECTORS RECOMMENDATION For For FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDATION For FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted “FOR” Proposal Nos. 1 and 2. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Please indicate if you plan to attend this meeting IMPORTANT: Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner. Date: , 2019 CONTROL NUMBER Signature Signature (if held jointly) FOLD AND DETACH HERE AND READ THE REVERSE SIDE ANNUAL MEETING OF STOCKHOLDERS BARINGS BDC, INC. April 30, 2020 CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/BBDC Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.